UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2010 (March 23, 2010)

COMMSCOPE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12929	36-4135495
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1100 CommScope Place, SE

Hickory, North Carolina 28602

(Address of principal executive offices)

Registrant’s telephone number, including area code: (828) 324-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

On March 23, 2010, the Compensation Committee of the Company established (i) the classes and number of employees (which includes the Company’s executive officers) eligible to receive an award under the Company’s Annual Incentive Plan (the “AIP”) for the 2010 performance year, (ii) the aggregate target award for each employee class for the 2010 performance year and (iii) the maximum award payable to any employee class under the AIP for the 2010 performance year.

In addition, the Compensation Committee determined that the Financial Target (as such term is defined in the AIP) for the 2010 performance year will be expressed in terms of one metric, namely Operating Income, for either the Company or one of its operating units, as applicable. The term “Operating Income” is defined as operating income (or loss) as it appears on the Company’s consolidated statement of operations for 2010, increased or decreased by certain specified items.

The named executive officers’ target bonuses under the AIP for 2010 (expressed as a percentage of salary) are as follows: Mr. Drendel—115%, Mr. Leonhardt—70%, Mr. Garrett—85%, Mr. Edwards—85%, Mr. Hally—75% and Mr. Crenshaw—75%. Amounts payable under the AIP for the 2010 performance year can range from 0% to 200% of the targeted awards, based on the extent to which actual Operating Income meets, exceeds or is below the applicable Financial Target.

With respect to the Company’s Policy on Discretionary Performance Compensation (the “Policy”), on March 23, 2010, the Compensation Committee of the Company established the 2010 Percentage (as defined in the Policy) for payment of Discretionary Performance Compensation (also as defined in the Policy). For the 2010 fiscal year, Percentages payable under the Policy can range from 0% to 2% of annualized base salary as of December 31, 2010, based on the Company’s Operating Income (as defined for purposes of the Company’s 2010 AIP Financial Targets). For the Company’s executive officers, the Compensation Committee set the percentage at 2% for the 2010 fiscal year if the Company’s Operating Income equals or exceeds 100% of the target set forth in the AIP. That percentage decreases as the percent of target reached decreases, down to 0% if less than 50% of the AIP Adjusted Operating Income target is reached.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 29, 2010

COMMSCOPE, INC.

By:	/s/ Frank B. Wyatt, II
Frank B. Wyatt, II
Senior Vice President, General Counsel and Secretary